
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Currency L.P. and is qualified its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                      14,391,541
<SECURITIES>                                         0
<RECEIVABLES>                                3,109,614<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              18,056,724<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                18,056,724<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,918,231<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               609,687
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,308,544
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,308,544
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,308,544
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $55,464 and
subscriptions receivable of $3,054,150.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $555,569.
<F3>Liabilities include redemptions payable of $2,237,351, accrued brokerage fee of $55,245, accrued management fee of $24,020 and accrued incentive fee of $32,876.
<F4>Total revenue includes realized trading revenue of $1,126,201, net change in unrealized of $555,569 and interest income of $236,461.


